News Release
EXHIBIT 99.1
SM ENERGY COMPANY ANNOUNCES EXTENSION OF PREVIOUSLY ANNOUNCED
EXCHANGE OFFERS AND CONSENT SOLICITATIONS
DENVER, CO May 28, 2020 – SM Energy Company (“SM Energy” or the “Company”) (NYSE: SM) today announced that it has extended the expiration of its previously announced offers to all Eligible Holders (as defined below) to exchange (the “Exchange Offers”) any and all of its outstanding notes listed in the table below (together, the “Old Notes”) for newly issued senior secured notes listed in the table below (together, the “New Notes”), in each case upon the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated April 29, 2020, as supplemented by Supplement No. 1 to the Offering Memorandum, dated May 5, 2020 (as so supplemented, the “Offering Memorandum”). The Company has extended the expiration of the Exchange Offers from 12:00 midnight, New York City time, at the end of May 27, 2020 to 5:00 p.m., New York City time, on May 29, 2020.

Title of Old Notes being Tendered	CUSIP Number / ISIN	Principal Amount of New Notes per $1,000 Principal Amount of Old Notes Tendered	New Notes Offered
6.125% Senior Notes due 2022	78454LAK6 / US78454LAK61	$650	10.00% Senior Secured Notes due October 15, 2023
5.000% Senior Notes due 2024	78454LAH3 / US78454LAH33	$500	10.00% Senior Secured Notes due January 15, 2025
5.625% Senior Notes due 2025	78454LAL4 / US78454LAL45	$500	10.00% Senior Secured Notes due June 1, 2026
6.750% Senior Notes due 2026	78454LAN0 / US78454LAN01	$500	10.00% Senior Secured Notes due January 15, 2027
6.625% Senior Notes due 2027	78454LAP5 / US78454LAP58	$500	10.00% Senior Secured Notes due January 15, 2027
As of 5:00 p.m., New York City time, on May 27, 2020, approximately $252.7 million of Old Notes had been tendered in the Exchange Offers.
Except as described herein, the complete terms and conditions of the Exchange Offers and the Consent Solicitations remain the same as set forth and detailed in the Offering Memorandum, copies of which were previously distributed to eligible holders of the Old Notes. Withdrawal rights expired at 5:00 p.m., New York City time, on May 12, 2020 and tendered Old Notes may no longer be withdrawn.
The Exchange Offers are being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Old Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, may receive and review the Offering Memorandum or participate in the Exchange Offers. Eligible Holders of the Old Notes who desire to obtain and complete an eligibility form should contact the information agent and exchange agent, D.F. King & Co., Inc., at (866) 620-2536 (toll-free) or (212) 269-5550 (for banks and brokers), email sm@dfking.com or online at www.dfking.com/smenergy.
Eligible Holders of the Old Notes are urged to carefully read the Offering Memorandum before making any decision with respect to the Exchange Offers and the Consent Solicitations. None of the Company, the dealer managers, the trustee with respect to the Old Notes, the trustee with respect to the New Notes, the information and exchange agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the Old Notes should exchange their Old Notes for New Notes in the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender Old Notes and, if so, the principal amount of Old Notes to tender.
The New Notes and the Exchange Offers have not been and will not be registered with the U.S. Securities and Exchange Commission under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and the Consent Solicitations are not being made to Eligible Holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, among other things, the completion of the Exchange Offers, the redemption of the Old Notes, the completion of the Consent Solicitations and the effectiveness of extending the expiration of the Exchange Offers. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause SM Energy’s actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the “Risk Factors” section in Part I, Item 1A of SM Energy’s Annual Report on Form 10-K for the year ended December 31, 2019 and Part II of SM Energy’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in the state of Texas.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
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